UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 4, 2007
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification No.)
of Incorporation)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 4, 2007 (the “Effective Date”), Alion Science and Technology Corporation (“Alion”, the “Company”) entered into an Incremental Term Loan Assumption Agreement (the “Assumption Agreement”), in connection with that certain Credit Agreement dated as of August 2, 2004 by and among the Company, Credit Suisse, acting through its Cayman Islands branch, individually and as Administrative Agent (formerly known as Credit Suisse First Boston, “CS”), the lenders signatory thereto and certain subsidiary guarantors of the Company, as amended (the “Credit Agreement”), pursuant to which CS made additional term loans to the Company in an aggregate amount of $15 million in accordance with the terms of the Credit Agreement.
A copy of the Assumption Agreement is attached to this current report on Form 8-K as Exhibit 10.81 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Assumption Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Assumption Agreement and the Credit Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On the Effective Date, pursuant to the terms of the Assumption Agreement, the Company borrowed a total of $15 million in additional terms loans in accordance with the terms of the Credit Agreement. The Company’s obligations in connection with those additional term loans became effective as of the Effective Date.
A copy of the Assumption Agreement is attached to this current report on Form 8-K as Exhibit 10.81 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Assumption Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Assumption Agreement and the Credit Agreement.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

10.81: Incremental Term Loan Assumption Agreement dated as of January 4, 2007, by and among the Company, Human Factors Applications, Inc. (“HFA”), Alion – METI Corporation (“METI”), Alion – CATI Corporation (“CATI”), Alion – JJMA Corporation (“JJMA”), Alion – BMH Corporation (“BMH”), Washington Consulting, Inc. (“WCI”), Alion – MA&D Corporation (“MA&D”), CS, and the lenders party thereto, related to the Credit Agreement (as amended from time to time) dated as of August 2, 2004, by and among the Company, HFA, METI, CATI, JJMA, BMH, WCI and MA&D, the lenders from time to time party to the Credit Agreement (the “Lenders”), and CS, as administrative agent and as collateral agent for the Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 10, 2007

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ John M. Hughes
Name:	John M. Hughes
Title:	Chief Financial Officer

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